                                                                 EXHIBIT (e)(ii)


                               AMENDED SCHEDULE A
                          TO THE DISTRIBUTION AGREEMENT
                         BETWEEN SCHWAB INVESTMENTS AND
                           CHARLES SCHWAB & CO., INC.


FUND                                                   FUND EFFECTIVE DATE
----                                                   -------------------

Schwab 1000 Fund                                       April 2, 1991

Schwab Short/Intermediate Government                   November 4, 1991
   Bond Fund

Schwab California Long-Term Tax-Free                   February 20, 1992
   Bond Fund

Schwab Long-Term Tax-Free Bond Fund                    July 30, 1992

Schwab Short/Intermediate Tax-Free                     March 1, 1993
   Bond Fund

Schwab Long-Term Government                            March 1, 1993
    Bond Fund

Schwab California Short/Intermediate                   March 1, 1993
   Tax-Free Bond Fund

Schwab YieldPlus Fund                                  July 21, 1999


                                          SCHWAB INVESTMENTS



                                          By:      /s/ William J. Klipp
                                                   ----------------------------
                                          Name:    William J. Klipp
                                          Title:   Executive Vice President,
                                                   Chief Operating Officer and
                                                   Trustee


                                          CHARLES SCHWAB & CO., INC.


                                          By:      /s/ Ron Carter
                                                   ----------------------------
                                          Name:    Ron Carter
                                          Title:   Senior Vice President